UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 14, 2006
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 14, 2006, the Board of Directors of Baxter International Inc. (the “Company”) approved a share repurchase program pursuant to which the Company may repurchase up to $1.5 billion of the Company’s common stock at such times and amounts as determined by management based on its evaluation of market conditions and other factors. A copy of the press release dated February 15, 2006 announcing the share repurchase program is attached hereto as Exhibit 99.1.
     On February 16, 2006, the Company announced that, as required by the terms of the purchase contract component of its equity units issued in December 2002, the holders have satisfied their obligations to purchase shares of the Company’s common stock. As a result, the Company will issue approximately 35 million shares of common stock in exchange for approximately $1.25 billion cash proceeds. The settlement will complete Baxter’s obligations under the equity units. A copy of the press release dated February 16, 2006 announcing the settlement is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are furnished herewith:
99.1 Press Release dated February 15, 2006
99.2 Press Release dated February 16, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC. (Registrant)
By:	/s/ Susan R. Lichtenstein
Susan R. Lichtenstein
Corporate Vice President, General Counsel and Corporate Secretary

Date: February 17, 2006